SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        April 22, 1999 (April 22, 1999)

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

     Delaware                         0-27584                  04-3107342
 (State or other                    (Commission              (IRS Employer
jurisdiction of                     File Number)           Identification No.)
incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)




                                 (617) 535-4766
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On April 22, 1999, Iron Mountain Incorporated (the "Company") announced that it had priced a private placement of $150 million in aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2011 (the "Notes"). The Notes will be sold to qualified institutional buyers at a purchase price equal to 99.64% of the face value of the Notes. The Company expects that this private placement of Notes will close on April 26, 1999.

     The Company expects to use the net proceeds of the offering to repay indebtedness under its credit agreement and for general corporate purposes, including future acquisitions. The weighted average interest rate as of April 12, 1999 on indebtedness outstanding under the Company's credit agreement was 6.91%.


(c) Exhibits

Exhibit No.                Item
99                    Press Release, dated as of April 22, 1999






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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IRON MOUNTAIN INCORPORATED
                                        (Registrant)



                                        By: /s/ Jean A. Bua
                                        Jean A. Bua
                                        Vice President and Corporate Controller


Date:   April 22, 1999



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